UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2024, Vincerx Pharma, Inc. (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the last 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on The Nasdaq Capital Market under the symbol “VINC.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from the date of the Notice, or by November 18, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day period.

If the Company does not regain compliance with the minimum bid price requirement within the initial 180 day compliance period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market with the exception of the minimum bid price requirement, and will need to notify Nasdaq of its intention to cure the deficiency during such additional compliance period. If the Company does not meet the requirements for this second compliance period, or it does not appear to Nasdaq that it is possible for the Company to cure the deficiency, the Company will not be eligible for the second compliance period, and Nasdaq would notify the Company that its common stock would be subject to delisting. In the event of such a notification, the Company may appeal the Nasdaq staff’s determination to delist its common stock, but there can be no assurance that such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and, as appropriate, will consider available options to regain compliance with the minimum bid price requirement, including potentially seeking to effect a reverse stock split. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5550(a)(2) or will otherwise be in compliance with other Nasdaq listing criteria and that the Company will be able to maintain its listing on Nasdaq.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2024, the Company’s Board of Directors approved amendments to the Company’s Amended and Restated Bylaws to reduce the quorum requirement for transacting business at meetings of stockholders to one-third of the voting power of the capital stock outstanding and entitled to vote; to delete the requirement to have a list of stockholders available at annual meetings of stockholders; to delete references to a prior voting agreement that is no longer in effect; to revise and clarify provisions related to the adjournment of stockholder meetings; and to make certain other changes currently permitted by the Delaware General Corporation Law. The foregoing summary of the amendments to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, as amended, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2024 Annual Meeting of Stockholders on May 23, 2024 (the “Annual Meeting”). The following actions were taken at the Annual Meeting:

1.	The following director nominees were elected to serve as a director until the Company’s 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Dr. Raquel E. Izumi	9,103,085	1,236,603	4,045,546
Dr. Ruth E. Stevens	9,156,690	1,182,998	4,045,546
Laura I. Bushnell	8,448,063	1,891,625	4,045,546

2.	The amendment to the Company’s 2020 Stock Incentive Plan to increase the number of shares authorized for issuance by 1,500,000 shares was approved.

For	Against	Abstain	Broker Non-Votes
7,377,885	2,939,192	22,611	4,045,546

3.	The appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified.

For	Against	Abstain
14,359,473	10,727	15,034

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended as of May 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2024

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Raquel E. Izumi
President and Chief Operations Officer